Exhibit 3.13

ELEVENTH AMENDMENT OF TWENTY-SECOND AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Second Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Second Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on March 18, 2022.

(3)
The Twenty-Second Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner admissions and withdrawals attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 602.

In affirmation thereof, the facts stated above are true.

Dated: February 23, 2023

General Partner:

By /s/ Penny Pennington .

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Anderson, Rebecca Renner	2/1/2022	12555 Manchester Road	St. Louis, MO 63131
Antashyan, Gor G	2/1/2022	12555 Manchester Road	St. Louis, MO 63131
McMorris, Lamell	2/1/2022	12555 Manchester Road	St. Louis, MO 63131
Smith, Scott Kinsman	2/1/2022	12555 Manchester Road	St. Louis, MO 63131
Twohig, Jeffrey William	2/1/2022	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Andrew & Rebecca Anderson Trust	2/1/2022	12555 Manchester Road	St. Louis, MO 63131
Clunie, David George	2/1/2022	12555 Manchester Road	St. Louis, MO 63131
Daswani, Pooja	2/1/2022	12555 Manchester Road	St. Louis, MO 63131
Gor Antashyan & Araxi Ognaian Living Trust	2/1/2022	12555 Manchester Road	St. Louis, MO 63131
Lamell J. McMorris Revocable Trust Dated July 1, 2015	2/1/2022	12555 Manchester Road	St. Louis, MO 63131
Leone, Umberto	2/1/2022	12555 Manchester Road	St. Louis, MO 63131
Rideout, Christopher Neal	2/1/2022	12555 Manchester Road	St. Louis, MO 63131
The Scott K. and Carrie Smith Living Trust	2/1/2022	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Eleventh Amendment of Twenty-Second Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.